Exhibit 99.1

BioTime, Inc.

BIOTIME ANNOUNCES FIRST QUARTER 2010
 FINANCIAL RESULTS AND RECENT CORPORATE DEVELOPMENTS

159% Increase in Total Revenue for the Quarter

Alameda, Calif., May 5, 2010 -- BioTime, Inc. (NYSE Amex: BTIM) today reported financial results for the first quarter ended March 31, 2010 and provided an update on recent corporate developments.

For the three months ended March 31, 2010, total quarterly revenue (including royalty income, revenue recognition of deferred license fees, and grant income) was $767,127, up 159% from $296,743 for the same period one year ago.  The increase in revenue is attributable to our receipt of a $395,096 quarterly installment of our $4.7 million research grant from the California Institute of Regenerative Medicine, and an increase in our royalty revenue.   The net loss for the quarter ended March 31, 2010 was $1.3 million, or ($0.04) per share, compared to a net loss of $1.5 million or ($0.06) per share for the quarter ended March 31, 2009, reflecting increases in research and development as we expanded our stem cell research program, and increases in other operating expenses.

Cash and cash equivalents totaled $11.2 million as of March 31, 2010, compared with $12.2 million as of December 31, 2009.  During the quarter ended March 31, 2010, BioTime received $456,288 in net cash from financing activities, including $118,400 received in connection with the exercises of 75,000 options and $337,888 received in connection with the exercises of 168,944 warrants.

During the first quarter, BioTime recognized $297,000 in royalty revenue from the sale of Hextend®, BioTime’s proprietary physiologically balanced blood plasma volume expander for treating low blood volume, a condition often caused by blood loss during surgery or by trauma.  This compares to royalty revenue from the sale of Hextend of $222,667 during the three months ended March 31, 2009.   This 33% increase in royalties is primarily attributable to an increase in sales to the United States Armed Forces by Hospira.   Purchases by the Armed Forces generally take the form of intermittent, large volume orders, and cannot be predicted with certainty.

“For 2010, our goals include increasing revenue from the sale of our stem cell research products; developing stem cell therapeutic products through our subsidiaries OncoCyte Corporation and BioTime Asia, Limited, and pursuing development and marketing opportunities through ES Cell International Pte Ltd, a Singapore stem cell company that we have just acquired,” said Michael West, Ph.D., our President and CEO.

“Last year, our wholly-owned subsidiary, Embryome Sciences, Inc., entered into an agreement under which Millipore Corporation became a worldwide distributor of our ACTCellerate™ human progenitor cell lines.  Millipore has now launched its initial offering of Embryome Sciences’ products, consisting of six novel progenitor cell lines and optimized ESpan™ growth media for the in vitro propagation of each progenitor cell line.  We anticipate jointly launching 29 additional cell lines and associated ESpan™ growth media this year.  In addition, during the first quarter of 2010, our subsidiary, BioTime Asia, received initial orders from four hospital-based stem cell research centers in China for BioTime’s stem cell products for research and development purposes.  Also, on March 16, 2010, we announced the publication of a scientific paper titled “Spontaneous Reversal of Developmental Aging in Normal Human Cells Following Transcriptional Reprogramming,” which was published in the peer-reviewed journal Regenerative Medicine.  The paper explains the use of induced pluripotent stem cell technology to reverse the developmental aging of normal human cells.  Using precise genetic modifications, normal human cells were induced to reverse both the “clock” of differentiation (the process by which an embryonic stem cell becomes the many specialized differentiated cell types of the body), and the “clock” of cellular aging (telomere length).  As a result, aged differentiated cells became young stem cells capable of regeneration.  These findings may have significant implications for the development of new classes of cell-based therapies targeting age-related degenerative disease,” continued Dr. West.

May 5, 2010

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders.  BioTime develops and markets research products in the field of stem cells and regenerative medicine through its wholly-owned subsidiary, Embryome Sciences, Inc.  BioTime’s subsidiary OncoCyte Corporation focuses on the therapeutic applications of stem cell technology in cancer.  BioTime also plans to develop, through its subsidiary, BioTime Asia, Limited, therapeutic products in China for the treatment of ophthalmologic, skin, musculo-skeletal system and hematologic diseases, including the targeting of genetically modified stem cells to tumors as a novel means of treating currently incurable forms of cancer.  In addition to its stem cell products, BioTime develops blood plasma volume expanders, blood replacement solutions for hypothermic (low temperature) surgery, and technology for use in surgery, emergency trauma treatment, and other applications.  BioTime’s lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements.  Additional information about BioTime can be found on the web at www.biotimeinc.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for the company and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements.  Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights.  Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company’s business, particularly those mentioned in the cautionary statements found in the company’s Securities and Exchange Commission filings.  The company disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:

BioTime
Judith Segall
510-521-3390, ext. 301
jsegall@biotimemail.com

May 5, 2010

BIOTIME, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2010 (unaudited)	December 31, 2009

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$11,173,062	$12,189,081
Inventory	56,582	38,384
Prepaid expenses and other current assets	168,844	138,547
Total current assets	11,398,488	12,366,012
Equipment, net of accumulated depreciation of $64,711 and $54,291, respectively	155,465	131,133
Deferred license fees	1,095,000	880,000
Deposits	51,900	55,926
TOTAL ASSETS	$12,700,853	$13,433,071

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$503,060	$530,958
Deferred grant income	263,397	263,397
Deferred license revenue, current portion	360,339	367,904
Total current liabilities	1,126,796	1,162,259

LONG-TERM LIABILITIES
Deferred license revenue, net of current portion	1,158,162	1,223,823

EQUITY
Preferred Shares, no par value, authorized 1,000,000 shares; none issued	-	-
Common Shares, no par value, authorized 75,000,000 shares; issued and outstanding shares; 33,911,603 and 33,667,659 at March 31, 2010 and December 31, 2009, respectively	60,403,249	59,722,318
Contributed capital	93,972	93,972
Accumulated deficit	(54,056,655)	(52,769,891)
Total shareholders' equity	6,440,566	7,046,399
Noncontrolling interest	3,975,329	4,000,590
Total equity	10,415,895	11,046,989
TOTAL LIABILITIES AND EQUITY	$12,700,853	$13,433,071

May 5, 2010

BIOTIME, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009
REVENUES:
License fees	$73,226	$73,226
Royalties from product sales	297,000	222,667
Grant income	395,096	-
Other revenues	1,805	850
Total revenues	767,127	296,743
EXPENSES:
Research and development	(1,159,951)	(525,824)
General and administrative	(933,298)	(682,174)
Total expenses	(2,093,249)	(1,207,998)
Loss from operations	(1,326,122)	(911,255)
OTHER INCOME/(EXPENSES):
Interest expense	(58)	(608,027)
Interest and other income	14,155	1,068
Total other income (expenses), net	14,097	(606,959)
NET LOSS	(1,312,025)	(1,518,214)
Net loss attributable to the noncontrolling interest	25,261	-
Net loss attributable to BioTime, Inc.	$(1,286,764)	$(1,518,214)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.04)	$(0.06)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:BASIC AND DILUTED	33,719,203	25,303,963